UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2012

NEW YORK & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-32315	33-1031445
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

450 West 33rd Street
5th Floor
New York, New York 10001
(Address of principal executive offices, including zip code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

In accordance with the New York & Company, Inc. (the “Company”) notice and proxy statement dated May 9, 2012, the Company held its Annual Meeting of Stockholders on June 20, 2012 (the “meeting”). Holders of 58,644,499 shares of the Company’s common stock were present in person or by proxy, representing approximately 94.0% of the Company’s 62,392,255 shares outstanding on the record date of April 27, 2012. The following matters were voted upon and approved by the Company’s stockholders at the meeting:

Proposal 1 — Election of directors:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Bodil M. Arlander	50,388,813	4,428,701	3,826,985
Jill Beraud	50,389,000	4,428,514	3,826,985
David H. Edwab	54,017,760	799,754	3,826,985
James O. Egan	54,262,816	554,698	3,826,985
John D. Howard	54,292,270	525,244	3,826,985
Louis Lipschitz	54,262,569	554,945	3,826,985
Grace Nichols	50,351,057	4,466,457	3,826,985
Michelle Pearlman	54,222,636	594,878	3,826,985
Richard L. Perkal	54,252,217	565,297	3,826,985
Arthur E. Reiner	50,326,401	4,491,113	3,826,985
Gregory J. Scott	54,286,499	531,015	3,826,985
Edmond S. Thomas	54,224,866	592,648	3,826,985

Proposal 2 — To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2012:

Votes For	Votes Against	Abstentions	Broker Non-Votes
58,607,791	33,108	3,600	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Sheamus Toal
Date: June 25, 2012	Name:	Sheamus Toal
	Title:	Executive Vice President and
Chief Financial Officer